Exhibit 24.1

                                  POWER OF ATTORNEY


    KNOW ALL BY THESE PRESENTS, that Agri-Nutrition Group Limited, a corporation organized under the laws of the State of Delaware (the "Corporation"), and the undersigned officers and directors of the Corporation, individually and in their respective capacities indicated below, hereby make, constitute and appoint
Robert J. Elfanbaum and Linda K. Rosenthal its and their true and lawful attorneys with power of substitution, to execute, deliver and file in its or their behalf, and in each person's respective capacity or capacities as shown below, a Registration Statement on Form S-8 under the Securities Act of 1933, as amended, with respect to the employee benefit plan interests in the PM Resources, Inc. Profit Sharing Plan for Certain Union Members (the "Plan") and the Corporations 1,000,000 shares of Common Stock, par value $.01 per share, that may be purchased in open market by the Plan on behalf of the participants therein, any and all documents in support of or supplemental to said Registration Statement and any and all amendments thereto; and the Corporation and each said person hereby grant to said attorneys full power and authority to do and perform each and every act and thing whatsoever as said attorneys may deem necessary or advisable to carry out the full intent of this power of attorney to the same extent and with the same effect as the Corporation or said persons might or could do personally in its or their capacity or capacities as aforesaid; and the Corporation and each of said persons hereby ratify, confirm and approve all acts and things that Robert J. Elfanbaum and Linda K. Rosenthal may do or cause to be done by virtue of this power of attorney and its signature or their signatures as the same may be signed by said attorneys to said registration statement and any and all documents in support of or supplemental to said registration statement and any and all amendments thereto.

Dated as of the 5th day of March,1998.



                                      AGRI-NUTRITION GROUP LIMITED


Attest:/s/ Robert J. Elfanbaum                 By:/s/ Bruce G. Baker
        Robert J. Elfanbaum                           Bruce G. Baker
        Secretary                             President, Chief Executive Officer
                                               and Director (Principal Executive
                                                         Officer)



/s/ Robert J. Elfanbaum                           /s/ Alec L. Poitevint, II
Robert J. Elfanbaum                                 Alec L. Poitevint, II
Vice President, Chief Financial Officer,          Chairman of the Board
  Secretary and Treasurer                              of Directors
  (Principal Financial Accounting Officer)







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/s/ Robert E. Hormann                          /s/ W.M. Jones, Jr.
Robert E. Hormann                                  W.M. Jones, Jr.
Vice Chairman of the Board                            Director
  of Directors


/s/ Robert W. Schlutz
Robert W. Schlutz
Director

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